UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:

July 28, 2015

BDCA VENTURE, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1100 Greenwood Village, CO 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Resignation of Timothy J. Keating as a Director and the Chief Executive Officer and President

On July 28, 2015, Timothy J. Keating notified the Board of Directors (the “Board”) of BDCA Venture, Inc. (the “Company”) of his resignation from the Board and as the Chief Executive Officer and President of the Company.  Mr. Keating’s resignation was not the result of any disagreement with the Company on any matters relating to the Company's operations, policies or practices.

The Board has determined that it will not, at this time, fill the vacancy on the Board created by Mr. Keating’s resignation.

Appointment of Frederic M. Schweiger as Chief Executive Officer and President

The Board has appointed Frederic M. Schweiger to serve as the Company’s Chief Executive Officer and President, replacing Mr. Keating, effective July 29, 2015.  Mr. Schweiger will serve as the Chief Executive Officer and President on an interim basis until the Board appoints a permanent Chief Executive Officer and President.

Mr. Schweiger currently serves as the Company’s Chief Operating Officer, Chief Compliance Officer and Secretary.  Mr. Schweiger also serves as the Chief Operating Officer and Chief Compliance Officer of the Company’s investment adviser, BDCA Venture Adviser, LLC (the “Adviser”), and serves as a member of the Adviser’s investment committee.

Biographical and other information in satisfaction of the disclosures required by Items 401(b) and 401(e) of Regulation S-K with respect to Mr. Schweiger is included in the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders which was filed with the U.S. Securities and Exchange Commission on May 29, 2015, and such information is included herein by reference.

The Company has no employees and as such personnel furnished by the Adviser to serve as the Company’s Chief Executive Officer and other executive officers do not receive any compensation directly from the Company for their services as the Company’s officers.  However, certain compensation costs of officers furnished by the Adviser are allocated to the Company and certain principals and officers of the Adviser who also serve as the Company’s officers receive compensation from, or may have financial interests in, the Adviser, which may be funded by or economically related to the investment advisory fees paid by the Company to the Adviser under to the Investment Advisory and Administrative Services Agreement between the Company and the Adviser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 29, 2015	BDCA VENTURE, INC.

		By:	/s/ Frederic M. Schweiger
Frederic M. Schweiger
President and Chief Executive Officer

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